Exhibit 10.3

SUPPLY AGREEMENT

BETWEEN

POLYPLUS-TRANSFECTI ON SA, a company organized under the laws of France (“Polyplus”), having its place of business at Bioparc, Boulevard Sebastien Brant, 67401 Illkirch (France) hereinafter referred to as “SELLER” or “Seller”

AND

BIOCANCELL Therapeutics Israel Ltd, having its registered office at 1/3 High Tech Village, Givat Ram, Jerusalem (Israel), hereinafter referred to as “BUYER” or “Buyer” (each being referred to individually as a Party and collectively as the Parties)

WHEREAS

Seller is a biotechnology company dedicated to the development, manufacturing and marketing of transfection reagents. These chemical agents make it possible for DNA, interfering ribonucleic acids (siRNA) or proteins to enter into cells.

In particular, Seller is the exclusive licensee of U.S. Patent No. 6,013,240, European Patent No. 0770140 and foreign equivalents covering the use of Polyethylenimine (PEI), or Polypropylenimine (PPI) or cationic polymers similar in structure thereto for transfecting cells, as well as compositions comprising these cationic polymers and at least one nucleic acid (hereinafter referred to as the “Patents”).

In addition, Polyplus owns, has also developed, and is currently developing some know-how relating to methods for manufacturing PEI and derivatives, including analyses methods. in vivo-jetPEI™, a proprietary product developed and distributed by Polyplus, is currently manufactured either by Polyplus or by Polyplus subcontractors acting under Polyplus’ instructions. At the present time, Seller’s subcontractors authorized to manufacture in vivo-jetPEI™ in compliance with EC Guideline to GMP and FDA requirements are <Omitted> (hereinafter: “Product Maker”), in its capacity as a GMP manufacturer of API; and <Omitted> (hereinafter: “Product Formulator”) in its capacity as a GMP Fill and Finish subcontractor. in vivo-jetPEI™ is dedicated to research or preclinical phases, as well as clinical trials.

Buyer is willing to use in vivo-jetPEI™ in human clinical trials and is therefore willing to be regularly supplied with in vivo-jetPEI™ manufactured under GMP standards.

Given the very high distinctiveness of the Product as defined hereinafter in Article 1.15, the Parties, intending to be legally bound, agree on the establishing of a long-lasting contractual relationship to make easier the regularity and the quality of the supply of this Product.

The Parties agree to enter into the present agreement (hereinafter: “Supply Agreement”) and into a separate Quality Agreement with respect to quality matters relating to compliance with GMP and related laws regulation.

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NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1

DEFINITIONS

For the purposes of this Supply Agreement, the following terms used herein with an initial capital letter shall have the following respecting meanings, and shall be applicable both to the singular and plural forms:

“Affiliate” shall mean, with respect to a Party, any company or other business entity of which the securities or other ownership interests representing fifty per cent (50%) or more of the equity or fifty per cent (50%) or more of the ordinary voting power are, at the time such determination is being made, owned, controlled or held, directly or indirectly, by such Party.

“Active Pharmaceutical Ingredient” (API) (or “Drug Substance”) shall mean any substance or mixture of substances, intended to be used in the manufacture of a drug product and that, when used in the production of a drug becomes an active ingredient of the drug product.

“Batch” shall have the meaning ascribed to this term in Appendix II.

“Business Days” means the part of a day from 9 am to 5 pm (“Business Hours”) Monday through Friday, except for French or Israeli holidays. References to dates or termination of a period which do not fall on a Business Day shall be construed as references to the immediately subsequent Business Day.

“Certificate of Analysis” shall mean the certificate to be released by the Seller or its accredited subcontractors regarding the quality and the features of each Batch of Product. This certificate displays the Specifications and the actual test results.

“Clinical Trials” shall mean any investigation in human subjects intended to discover or verify the clinical, pharmacokinetic (study of the processes of bodily absorption, distribution, metabolism, and excretion of compounds and medicines), and/or other pharmacodynamic (study of interactions between drugs and living structures) effects of (an) investigational drug(s), and/or to identify any adverse reactions to (an) investigational drug(s), with the object of ascertaining its(their) safety and/or efficacy. For the sake of clarity, it is hereby stated that, according to international standards, clinical trials are usually broken down into the following three steps:

Phase I studies, corresponding to the first time the drug is tested in (a limited number of) humans, and which are primarily concerned with the drug’s safety, with the purpose of determining how the experimental drug is absorbed, metabolized, and excreted in humans. Additionally, these studies seek to determine what types of side effects occur as the dosage of the drug is increased. Any beneficial effects of the drug are also noted.

Phase II studies, generally conducted on a random and blinded basis on several hundred patients, and whose aim is (i) to test the experimental drug in the patients that have the disease or condition that the drug is expected to improve/cure, (ii) to evaluate the effectiveness of the drug, and (iii) to determine the correct dosage, that is, the most effective dosage with the least number of side effects (dose-ranging studies). In general, the purpose of Phase II studies is to provide the sponsor and the competent regulatory agency with comparative information about the relative safety of the experimental drug, the proper dosage needed to treat the condition, and the drug’s effectiveness.

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Phase III studies, where the experimental drug is tested in several hundred to several thousand patients with the disease/condition of interest, with this large-scale testing seeking to provide the sponsor as well as the competent regulatory agency with a more thorough understanding of the drug’s effectiveness, benefits/risks, and range/severity of possible adverse side effects.

“Confidential Information” shall mean any technical or business information furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Supply Agreement, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic or other form. Such Confidential Information may include, without limitation, the trade secrets, knowhow, inventions, formulations, compositions, synthesis operating procedures, protocols, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information. The Confidential Information shall not include applicable information which the Receiving Party can demonstrate:

was in the public domain prior to the time of its disclosure under this Supply Agreement;

entered the public domain after the time of its disclosure under this Supply Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

was independently developed or discovered by the Receiving Party prior to the time of its disclosure under this Supply Agreement, as demonstrated by contemporaneous written evidence;

is or was disclosed to the Receiving Party at any time, whet her prior to or after the time of its disclosure under this Supply Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or

is required to be disclosed so as to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives, to the extent practicable, prior written notice of such disclosure and the opportunity to assess the need to disclose and/or limit the scope of disclosure, and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

Confidential Information shall not be deemed to be in the public domain merely because it is embraced by more general information in the public domain, or merely because individual items of Confidential Information are in the public domain, without a notice or suggestion associated with such individual items to be combined in the manner suggested by the Disclosing Party.

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“Drug Product” shall mean a finished dosage form (e.g., tablet, capsule, solution) that contains an API generally, but not necessarily, in association with one or more other ingredient.

“Drug Substance”: see “Active Pharmaceutical Ingredient”

“Field” shall mean research applications, in particular, the in-vivo use in Clinical Trials, for phases I,II and Ill of those Clinical Trials.

“GMP” shall mean Good Manufacturing Practice promulgated by the Regulatory Authorities, as detailed in the Rules Governing Medicinal Products in the European Community and in the US current Good Manufacturing Practices (CFR210 and 211). These guidelines describe the requirements for the Quality System under which the API or the Drug Product are manufactured.

“Latent Defect” shall have the meaning ascribed to this term in the Quality Agreement.

“Obvious Defect” shall have the meaning ascribed to this term in the Quality Agreement.

“Purchase Order” shall mean Seller’s quotation executed by Buyer.

“Product(s)” shall mean the in vivo-jetPEI™, manufactured by or on behalf of Seller, in compliance with EU guidelines to GMP and FDA requirements, according to the applicable Specifications, or any product whose function is accurately equivalent, provided such product received the prior written approval of the Buyer.

“Specifications” shall mean the applicable specifications in Appendix I or as agreed between Seller and Buyer for the Product delivered to the Buyer. The applicable specifications are defined in the Purchase Orders. The Specifications may be changed by mutual written agreement of the Buyer and the Seller in accordance with the Quality Agreement.

ARTICLE 2

SUBJECT MATIER OF THE CONTRACT

2.1          Subject to the terms and conditions of this Supply Agreement, Buyer agrees to purchase from Seller at least <Omitted> of the API needed for use in the Field and Seller agrees to supply Buyer with all amounts of the API as detailed in Purchase Orders which may be executed by the Parties from time to time. In the event of any conflict between this Supply Agreement and a Purchase Order, the Purchase Order shall prevail.

<Omitted>

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Seller agrees to supply Buyer with the Product in compliance with the Specifications and amounts as detailed in the Purchase Orders.

2.2          The Product will be supplied either as the API under lyophilized form or as the Drug Product provided as a sterile aqueous formulated solution, as shall be detailed in the applicable Purchase Order.

2.3          It is agreed that Buyer may subcontract the Fill and Finish process to obtain the Drug Product directly from <Omitted>

<Omitted>

The prices in Appendix II are based on the purchase of a minimum of <Omitted> of the API by Buyer manufactured in accordance with the Specifications in Appendix I. Should Buyer fail to <Omitted>

ARTICLE 3

FORECASTS AND ORDERS

General: On receipt and acceptance of an order from Buyer according to Articles 3.3 and 3.4, the Product will be produced by Seller or on behalf of Seller and Seller will deliver or have delivered by Product Maker or by Product Formulator each Batch of Product within the delivery time agreed upon in the applicable Purchase Order.

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Forecasts: In order to ensure proper application of § 3.1 hereinabove, Buyer shall provide Seller with written non-binding rolling forecasts of its requirements of Product for use in the Field regarding Phase I of Clinical Trials, broken down by quarter for the ensuing 12 (twelve) months. Buyer shall provide Seller with written forecasts of its Product requirements for use in the Field under Phase II and Phase Ill of the Clinical Trials at least 12 (twelve) months before the beginning of each of those new phases, including cases where there is an overlap of Phases or coupling of one Phase with another (“Fast Track”). Such forecasts shall be updated every quarter.

Orders: Buyer shall place its firm Purchase Orders at least <Omitted> before the desired delivery date of the API and at least <Omitted> before the desired delivery date for the Drug Product, for the order of one Batch. For the order of 2 Batches or more, placed within the same 3 (three) month period, Buyer shall consult Seller and the Parties shall agree upon the applicable delivery time. The Parties shall agree from time to time on the information to be included in the Purchase Order.

Acceptance of orders: Seller shall fill Buyer’s orders for Product for use in the Field. To the extent they exceed Buyer’s forecast for such Clinical Trial, Seller shall use its reasonable efforts to fill any portion of the orders exceeding the forecast to the extent they do not exceed <Omitted> of this forecast. Seller shall have a period of 5 (five) Business days as from receipt of the Purchase Order by Seller in which to confirm its acceptance of each order. Seller may only reject an order for Product if it does not conform with the terms and conditions of this Supply Agreement. Only an accepted Purchase Order duly executed by Buyer shall be considered a valid order from Buyer. Failure to confirm acceptance of a Purchase Order within the aforesaid time period shall be interpreted as acceptance of the Purchase Order.

ARTICLE 4

QUALITY; OTHER SELLER OBLIGATIONS

Seller warrants that all Products sold to Buyer hereunder shall be produced by Buyer and/or Product Maker and/or Product Formulator in accordance with the latest revision of the EC Guide to Good Manufacturing Practices and of the US cGMP guidelines (CFR 201 and 211), shall be of good and merchantable quality and comply with the applicable Specifications. It is understood that, even if a Batch of Product meets all Specifications at the time of delivery, its stability will be affected by the passing of time. The re-test date for a Batch of Product has been settled to 4 years. However, the stability of the Product is much shorter when the Product is mixed to constitute a compound. Buyer shall be completely responsible for storage and preserving conditions of the Product after delivery. Likewise, (i) Buyer shall remain responsible for storage conditions of the Product employed by investigators, inspectors, clinical research coordinators and other persons involved in clinical studies, and undertakes to inform them about Product features and requirements as to storage and preservation.

Promptly after the time of delivery of Product, Buyer shall verify the quantity and visually inspect the quality of the Product. No claim for Obvious Defect or shortage in quantity of any individual shipment of Product shall be valid unless made in writing within ten (10) Business days from the date of delivery of Product, together with Certificates of Analysis, except in the event of Latent Defects, in which case such claims shall be made within ten (10) Business days from discovery of such Latent Defect. Such written notice shall explain the non-conformity to Specifications.

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Seller shall make up any shortfall and/or replace all Product non-conforming to the requirements of Section 7. (i) and/or Section 4,at no additional cost to Buyer, within 6 (six) months for the API and 10 (ten) months for the Drug Product.

If a dispute arises concerning conformity of the Product to Specifications, the requirements of Section 7.l(i), or requirements as agreed to by the Parties, in whole or in part, such dispute shall be referred to a reputable independent testing organization recognized by the pharmaceutical industry, mutually agreed by the Parties. The fees and expenses of such organization shall be borne by the losing Party. The settlement of such dispute shall be limited to the loss or damage arising directly from the non-conformity of the Product without prejudice to any additional remedies that may be perused by the Parties.

Both Parties undertake to comply with the Quality Agreement entered into by the Parties. The Quality Agreement will supersede the present Supply Agreement in the event of a conflict between the terms of the Quality Agreement and the present Supply Agreement with respect to quality matters.

Seller will ensure that Product Maker and Product Formulator are maintaining all licenses, registrations and other authorizations as are required to operate a GMP pharmaceutical manufacturing facility under the Applicable Laws as defined in the Quality Agreement.

ARTICLE 5

DELIVERY

Seller shall deliver or have delivered by Product Maker or by Product Formulator the Product to the recipient as indicated by Buyer. The Product shall be packaged in keeping with the nature of the Product in order to maintain its qualities. Risk for the Product and transfer of title shall pass to Buyer at the time of delivery.

Seller shall provide to Buyer the following documents: (i) the Certificate(s) of Analysis related to the Product (ii) the different “Batch Production Record(s)” related to the product and (iii) all documents that may be required regarding the GMP or FDA requirements related to the Product for each delivery at the time of such delivery.

Delivery of the Product will be made EXW, manufacturing premises, INCOTERMS 2000 [the Seller delivers when he places the goods at the disposal of the Buyer at the Seller’s premises or another named place - not cleared for export and not loaded on any collecting vehicle. Seller is not responsible for loading the Product or for clearing the Product for export. Buyer bears all costs and risks involved in taking the Product from the Seller’s premises to the desired destination and the related consequences shall apply even when Seller accepts to arrange transportation on behalf of Buyer]. The place of delivery will be specified in the applicable Purchase Order.

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All orders of Products shall be delivered by Seller within the time period referred to in the applicable Purchase Order (the “Delivery Time”).

Notwithstanding the provisions of Article 5.4 above, Seller shall use reasonable commercial efforts to ensure that all orders are delivered within the Delivery Time agreed in the Purchase Order, especially in those circumstances when Buyer notifies the Seller that the delivery is of an urgent nature.

The Parties agree and understand that time is of the essence in the delivery of the Products and that any delays will cause harm to Buyer.

If an order is delivered after the Delivery Time as agreed in the Purchase Order, other than for reasons of force majeure as defined hereinafter in Article 11.1, Buyer shall be entitled to receive from Seller liquidated damages (hereinafter: “Liquidated Damages”), which shall be calculated as follows:

<Omitted>

The Liquidated Damages shall not be conditional on Buyer proving any loss or damage.

The Liquidated Damages due to Buyer from Seller may be deducted from the price to be paid for the delayed order pursuant to Article 6 herein.

ARTICLE 6

PRICE AND PAYMENT CONDITIONS

Prices: The current prices for the Product manufactured according to the Specifications described in Appendix I are set forth in Appendix II. The prices in Appendix II or in the Purchase Order, as agreed upon between the parties, are exclusive of any taxes and duties, such as sales, export, import, value-added tax, excise duty, shipping costs, insurance, which shall be added as applicable. All final prices for an order shall be as set forth in the applicable Purchase Order(s). Seller may require changes in the current prices to (i) reflect changes in Specifications, Batch s ize, packaging and process alterations pursuant to an agreement entered into by the Parties (including but not limited to the signature by Buyer of a quotation from Seller) providing for the modification of the Specifications, of the Batch size, of the packaging or process alterations; or to (ii) comply with changes in the EC Guide to Good Manufacturing Practices or the US cGMP guidelines (CFR 201 and 211).

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Invoices: Seller shall issue an invoice for forty percent (40%) of the nominal amount of each order upon acceptance. The balance, plus or minus adjustments for the quantity actually delivered shall be invoiced according to milestones payments to be defined between the Parties at the time of the order, it being specified that in case the Parties fail to reach agreement, the balance shall be fully paid under the following conditions: thirty percent (30%) on release of the API from the production process, thirty percent (30%) upon delivery to the Buyer or the Buyer’s nominated contractor or Product Formulator or within forty five (45) days of the release of the API from the production process whichever is the sooner.

Buyer shall pay invoices in Euros by bank transfer to the account indicated in the invoices. All invoices are to be paid within thirty (30) days from the date of invoice.

Any payments not made on or before the due date shall accrue interest, from the tenth day following a written payment reminder sent by Seller to Buyer until paid, at a rate equal to the EURIBOR in effect on the date such payment first became due and payable.

Should payment(s) not be made by the Buyer within eleven (11) days of receipt of a payment reminder, Seller reserves the right to halt the production process or the formulation process with immediate effect and Seller will not be held liable or responsible to Buyer for any consequences of such halt nor be deemed to have defaulted under or breached the present Supply Agreement for failure or delay in fulfilling or performing any term of the Supply Agreement. Buyer shall indemnify Seller from all costs arising out of such delay in payment and/or halt in the production process or formulation process.

Cancellation for non-payment: Should any payment not be received within 60 days from the invoice date, this Supply Agreement may be cancelled eo ipso upon Seller’s request.

Option for Fill and Finish Services: On written request from Buyer and receipt of the required technical information from Buyer, Seller will provide Buyer with a formal sales quotation for Fill and Finish services to produce formulated Drug Product.

ARTICLE 7

PRODUCT LIABILITY AND INDEMNIFICATION

Warranties: Seller warrants that: (i) Product(s) sold to Buyer pursuant to this Supply Agreement shall, at the date of delivery, be free from defective material and workmanship, conform to the Specifications, contain no Latent Defects, satisfy current FDA requirements and be in compliance with applicable EU legal and regulatory requirements as may be amended from time to time; (ii) Seller has requisite know-how, required expertise, and experience regarding the Product; (iii) the Product(s) do not infringe any patents, trademarks or other intellectual property or proprietary rights owned or controlled by any third party; and (iv) no litigation or threatened litigation exists in connection with the Patent or the other intellectual property rights related to the Products. However, no representation is made by Seller, expressly or by implication, that the use of the Products in Clinical Trials conducted by Buyer will not infringe such third party proprietary rights.

SELLER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PRODUCT, and, in particular, makes no warranty regarding the effectiveness of the Product once it has been mixed to constitute a compound.

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Seller’s indemnification and hold harmless agreement for the benefit of Buyer: Seller shall defend, indemnify and hold Buyer, its Affiliates and the officers, directors and employees of each harmless from and against any and all claims, demands, loss, damage, liabilities, settlement amounts, costs or expenses whatsoever (including reasonable attorneys’ fees and costs) arising from any claim, action or proceeding made or brought against such party by a third party as a result of (a) non-conformity of the Product to the requirements of Section 7.l(i); (b) violation or infringement of third party intellectual property or other proprietary rights by the Product; (c) Seller’s intentional act or grave misconduct in performing its obligations herein; or (d) Seller’s breach of its obligations as detailed herein. SELLER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, CONCERNING THIS PROTECTION.

Buyer’s indemnification and hold harmless agreement for the benefit of Seller: Buyer shall defend, indemnify and hold Seller, it’s Affiliates and the officers, directors and employees of each harmless from and against any and all claims, demands, loss, damage, liabilities, settlement amounts, costs or expenses whatsoever (including reasonable attorneys’ fees and costs) arising from any claim, action or proceeding made or brought against such party by a third party as a result of (a) Buyer’s breach of its obligations as detailed herein, (b) the use of the Product outside the Field, (c) any damage caused by the use of the Product, except for damage due to a defect in the Product caused, in whole or in part, from the manufacture of the Product, a default in the storage of the Product prior to delivery in accordance with Article 5, the nonconformity of the Product to the requirements of Section 7.l(i), or any other breach of this Supply Agreement by the Supplier, but including a defect of the product with which or into which the Product will be incorporated, mixed or associated, or (d) violation or infringement of third party intellectual property or other proprietary rights in connection with or resulting from the use of the Products by Buyer. BUYER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, CONCERNING THIS PROTECTION.

Limitations: The foregoing indemnification and hold harmless undertakings shall be contingent on the observance of the following additional terms and conditions:

The party claiming indemnification shall have given the indemnifying party prompt and timely notice of the facts and circumstances having given rise to such claim and shall reasonably co- operate with, inform and assist the latter party in this regard;

The indemnifying party shall have sole control and authority with respect to the defence, settlement or compromise of the claim against the indemnified party; provided, however, that the indemnifying party shall not agree to any settlement which would materially and adversely affect the business of the other party without the prior written consent of that party, which consent shall not be unreasonably withheld.

Without derogating from the provisions of this Article 7 or any other Article in this Supply Agreement, if the Products are found, by a judgment delivered by a Court of first instance, to be infringing any third party intellectual property rights, or if Seller has grounds to believe that the Products are infringing any third party intellectual property rights, the Seller, at its sole expense, may, subject to the prior approval of the Buyer, either (i) replace or modify the affected Products so that they become non-infringing or (ii) procure the rights to allow Buyer to continue the allegedly infringing use of the Products.

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Insurance obligation: The Buyer, as sponsor of the Clinical Trials, shall maintain in effect a policy or policies of insurance providing protection against the risk of liability associated with any loss, injury or damage arising from the performance of Clinical Trials, including contractual liability, in amounts and coverage decided upon in its sole discretion, and it shall provide the Seller with the relevant insurance policy upon Seller’s request.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

MOREOVER, SELLER’S LIABILITY AND INDEMNIFICATION UNDERTAKINGS UNDER THIS SUPPLY AGREEMENT AND/OR THE QUALITY AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL VALUE OF <Omitted> IN THE AGGREGATE, IT BEING SPECIFIED FOR THE AVOIDANCE OF DOUBT THAT SAID LIMITATION SHALL NOT APPLY IN CASE OF LIABILITY RESULTING FROM DEATH AND/OR BODY INJURY, IF AND WHEN SUCH LIABILITY MAY NOT BE RESTICTED UNDER THE APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, SELLER’S LIABILITY AND INDEMNIFICATION UNDERTAKINGS UNDER THE PROVISIONS OF SECTION 7.2(b) ABOVE SHALL IN NO EVENT EXCEED THE TOTAL VALUE OF <Omitted> IN THE AGGREGATE.

FOR THE AVOIDANCE OF DOUBT, IT IS SPECI FIED THAT PROVISIONS OF THIS ARTICLE 7 SHALL NOT AFFECT THE APPLICATION OF SECTION 5.7 IN CASE OF DELAYED ORDERS.

ARTICLE 8

CONFIDENTIALITY

Confidentiality and non-use covenants: Each Party shall and shall cause its employees, agents or servants engaged in the performance of this Supply Agreement to: (i) maintain all Confidential Information received from the other Party in strict confidence; (ii) use all such information solely for purposes of performing this Supply Agreement; and (iii) reproduce such information only to the extent necessary to perform this Supply Agreement, with all such reproductions being considered Confidential Information. The terms and conditions hereof shall be considered Confidential Information, unless both Parties agree in writing to disclose certain terms in reply to a legitimate request by a third party.

Return of documents: Upon the termination of this Supply Agreement by either Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except for one copy, which may be kept in the Receiving Party’s legal archives and stored under secure conditions. The obligations set forth hereunder shall remain in effect for a period of ten (10) years after receipt of the Confidential Information by the Receiving Party.

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ARTICLE 9

TERM AND TERMINATION

Term: This Supply Agreement shall enter into force on the date of last signature hereof and shall expire on the earlier (i) <Omitted>; (ii) the date of delivery to Buyer, of the <Omitted> Batch of Product ordered by Buyer; or (iii) termination in accordance with the provisions of this Article 9..The Supply Agreement may be extended by mutual agreement.

Survival: Termination, expiration, cancellation or abandonment of this Supply Agreement through any means or for any reason, shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Supply Agreement. The provisions of Articles 7 (Product Liability and Indemnification), 8 (Confidentiality), 9 (Term and Termination) and 10 (Intellectual Property Rights) hereof shall survive expiration or termination of this Supply Agreement. If Seller is performing stability programs on behalf of the Buyer, such stability programs shall be continued after the expiration or termination of this Supply Agreement, under the terms of the applicable Purchase Order.

Termination for breach: Either Party may terminate this Supply Agreement on written notice to the other Party, with immediate effect, if the other Party commits a material breach of any of its obligations hereunder which is not cured within thirty (30) days of the other Party’s written notice of the material breach. The delivery of <Omitted> batches of the Product in the aggregate not in conformity with the provisions of Section 7.l(i) shall be considered a material breach of this Supply Agreement. Subject to the provisions of this Agreement, such right of termination shall be without prejudice to any other remedy the non-defaulting Party may have at law due to the other Party’s breach of its obligations hereunder.

Termination for liquidation: This Supply Agreement may be immediately terminated by a Party if the other Party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law, makes an assignment for the benefit of its creditors or has a receiver appointed for all or substantially all of its property.

Termination for Product discontinuation by Seller: After delivering the <Omitted> Batches to Buyer, Seller may terminate this Supply Agreement on written notice to Buyer, with a twelve (12) months prior written notice, if Seller intends to discontinue the Product. If Seller terminates the Supply Agreement pursuant to this Article 9.5, Buyer shall be entitled to submit orders for additional Products during six (6) months as from written notice of termination. If Buyer submits an order between the date of receipt of the written notice of termination and the expiry of the above- mentioned six (6) months’ delay, the Supply Agreement shall expire (i) twelve (12) months after the date of receipt of the written notice of termination, or (ii) on the date of delivery of this last order of Product by Seller, whichever occurs later.

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<Omitted> Expiration or termination of this Supply Agreement in whole or in part shall not relieve the Parties of any amounts of moneys or Product duly owing between them according to the terms of this Supply Agreement. Notwithstanding the aforesaid, if this Supply Agreement is terminated due to the material breach of Seller pursuant to Section 9.3 or the liquidation of Seller pursuant to Section 9.4, Buyer in its sole discretion, may decide if it wants Seller to complete any open orders. If this Supply Agreement is terminated due to the material breach of Seller pursuant to Section 9.3 or the liquidation of Seller pursuant to Section 9.4 and Buyer decides that it does not want Seller to complete any open orders, it is agreed that Buyer shall provide Seller with a formal written instruction clearly ordering Seller not to complete open orders, signed by a person with the appropriate authority.

ARTICLE 10

INTELLECTUAL PROPERTY RIGHTS

Intangible Property: Buyer acknowledges that any and all of Seller ‘s intellectual property rights existing on the date of last signature hereof including its know-how used or embodied in or in connection with the Product and any parts thereof (hereafter: Seller’s Background IP Rights) are and shall remain the sole property of Seller.

Seller acknowledges that any and all of Buyer’s intellectual property rights not in connection with the Product and any parts thereof existing prior to the present Supply Agreement or developed later on are and shall remain the sole property of Buyer.

Improvements: In case Improvements (defined as “any ameliorations that cannot be exploited without infringing Seller’s Background IP Rights”) to the Product or to its method of manufacture are generated in the performance of the Supply Agreement or of the Clinical Trials by either Party, all rights on and to these Improvements shall belong to Seller and Seller shall have the sole right, and at its own discretion, to file patent applications in its own name and at its costs.

In case Improvements to the use of the Product are generated in the performance of the Supply Agreement or of Buyer’s Clinical Trials by either Party, all rights on and to these Improvements shall belong to the Party which makes such improvements and such Party shall have the sole right, and at its own discretion, to file patent applications in its own name and at its costs.

Any other improvements or inventions generated by Buyer in the performance of the Clinical Trials will belong to Buyer.

Option for a license: If Buyer, is willing to manufacture, or have a third-party manufacture for Buyer only, Polyethylenimine in compliance with EU guidelines to GMP and FDA requirements, and therefore to use Seller’s Background IP Rights, Buyer will pay the Upfront Fee and receive a license as described in Appendix III. The license in Appendix III will become effective on the Effective Date as defined in Appendix III.

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ARTICLE 11

GENERAL PROVISIONS

Force Majeure: The failure of either Party to perform any of its obligations hereunder solely by reason of, acts of government, riots, wars, strikes, natural disaster such as fire, storm and flood or other outside causes beyond its control, shall not be deemed to be a breach of this Agreement; provided, however, that the Party so prevented from complying herewith shall continue to take all actions within its power to comply as fully as possible herewith. If such prevent ion continues for a period of more than sixty (60) days, then either Party may terminate this Supply Agreement, effective upon written notice to the other Party.

Assignment: This Supply Agreement and each and every covenant, term and condition herein is binding upon and inures to the benefit of the Parties hereto and their respective successors, and may not be assigned or transferred by either Party to a third party. Notwithstanding the aforesaid, Buyer may assign or transfer this Supply Agreement in whole or in part to an Affiliate.

Headings: Headings are inserted for convenience only and shall not affect the meaning or interpretation of this Supply Agreement.

Waiver: No waiver of any default hereunder by either Party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof.

Severability: Should any part of this Supply Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Supply Agreement shall remain binding upon the Parties hereto.

Notices: All notices given by one Party to the other shall be delivered by personal delivery, sent by registered air mail or fax to the other party’s address as first set out hereinabove or to the latest address of such Party as shall have been communicated to the other Party.

Entire agreement: This Supply Agreement constitutes the entire agreement between the Parties and shall prevail over any other prior understanding or terms (including Buyer’s general purchase conditions). Any amendment or modification to this Supply Agreement shall be valid only if made in writing and signed by authorized representatives of the Parties.

Signature page follows:

14

IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be executed by their duly authorized representatives on the day and date written below.

Made and executed in two (2) counterparts, which taken together constitute one and the same instrument, with one copy of each counterpart having been submitted to each Party.

<Omitted>

For Polyplus-transfection:

Name:

Function:

Date:

Signature:

15

APPENDIX I

Quality Controls and Specifications for in vivo-jetPEI™ Drug Substance manufactured in compliance with cGMP

<Omitted>

Quality Control	Method	Specifications to Pass Tests
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
IR Identification	Conforms to structure	1H NMR Identity: peak at 3.3 - 3.6 ppm (4H)
Appearance	Visual test	Amorphous white to off-white solid Karl- Fisher method
Water content	(current USP <921>)	Measure and report
Residue on Ignition	current USP <281>	NMT 1.0%
Heavy metal	current USP <233>	quantification of 15 heavy metals* Specifications according to USP percentage of in vivo-jetPEI™ calculated
Assay (qNMR)	qNMR (1H) method	on anhydrous basis (to be defined after validation of the analytical method) Acetonitrile: NMT 410 ppm
Residual organic	GC method	Methanol: NMT 3000 ppm solvent Diethyl ether: NMT 5000 ppm Ethanol: NMT 5000 ppm
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
Side chain content	qNMR (1H) method	Report result
Microbiological limits	Current USP <61>	Total aerobic count: NMT 100 CFU/g Yeast and molds: NMT 50 CFU/g Absence of E. coli, Salmonella, Staphylococcus aureus, Pseudonomas aeruginosa
Bacterial endotoxins	current USP<85>	NMT 0.6 EU/mg
<Omitted>	<Omitted>	<Omitted>

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Abbreviations:

USP: United States Pharmacopoeia; RLU: Relative Light Unit; NMT: Not More Than; CFU: Colony Forming Unit; p-TSA: p- toluenesulfonic acid
*List of elemental impurities quantitated according to USP <233>: As, Cd, Pb,Hg, Cr, Cu, Mo, Ni, Pd, Pt, V, Os, Rh, Ru, Ir

17

Appendix II

Batch:

“Batch” shall mean a specified quantity of the Product, produced in a process or series of processes so that it is expected to be homogeneous within specified limits. For the Drug Substance, the quantity of Product in each Batch will be between <Omitted> of Drug Substance after release. Pricing tables for the supply of in vivo-jetPEI™ Drug Substance with the specifications described in Appendix I- Sequential ordering

  Table 1.

Batch number	Fully invoiced before	Price per Batch
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
Total (€)		<Omitted>

  Table 2.

Batch number	Fully invoiced before	Price per Batch
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
Total (€)		<Omitted>

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Appendix III

<Omitted>

<Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>
<Omitted>	<Omitted>

<Omitted>

19

<Omitted>

<Omitted>

<Omitted>

<Omitted>	<Omitted>
<Omitted>	<Omitted>

20

<Omitted>	<Omitted>
<Omitted>	<Omitted>

21

<Omitted>	<Omitted>

22

<Omitted>

<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>
<Omitted>	<Omitted>	<Omitted>

<Omitted>

23